UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017 (February 14, 2017)

Fortress Investment Group LLC

(Exact name of Registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 798-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 14, 2017, Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SB Foundation Holdings LP, a Cayman Islands exempted limited partnership (“Parent”), and Foundation Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Class A Share of the Company issued and outstanding immediately prior to the Effective Time (other than shares (i) held by the Company as treasury stock or (ii) owned by Parent, Merger Sub or any subsidiary of the Company) and each restricted stock unit (“RSU”) with respect to the Class A Shares outstanding immediately prior to the Effective Time will be converted into the right to receive $8.08 in cash, without interest, less any applicable taxes required to be withheld. Each Class B Share of the Company outstanding immediately prior to the Effective Time will be cancelled and retired in exchange for no consideration. The Merger Agreement also provides that the Company’s shareholders may also receive up to two regular quarterly dividends prior to the closing, each in an amount not to exceed $0.09 per Class A Share. There are no appraisal or dissenters’ rights available with respect to the Merger.

The Company’s Board of Directors (the “Board”), acting on the unanimous recommendation of a special committee consisting entirely of independent and disinterested directors (the “Special Committee”), unanimously approved the terms of the Merger Agreement and unanimously recommended the approval of the Merger by the Company’s shareholders (the “Board Recommendation”). The Board established the Special Committee to consider and evaluate possible strategic transactions and designated the Special Committee as a Conflicts Committee (as defined in the LLC Agreement (as defined below)). The Special Committee has determined that (i) each member thereof is independent and disinterested with respect to (A) the management of the Company and (B) the Merger and the other Contemplated Transactions (as defined in the Merger Agreement) and (ii) the Special Committee’s approval of the Merger and the other Contemplated Transactions constitutes a Special Approval (as defined in, and for purposes of Section 5.20 of, the LLC Agreement).

Consummation of the Merger is subject to certain customary conditions, including, without limitation, (i) the approval by the holders of a majority of the Class A Shares and Class B Shares (voting as one class) outstanding on the record date for the Company shareholders’ special meeting (the “Meeting”) to approve the Merger (the “Required Vote”); (ii) the receipt of approvals, or the expiration or termination of waiting periods under, certain regulatory laws or from certain regulatory authorities (including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain foreign competition authorities, the Committee on Foreign Investment in the United States, the International Traffic in Arms Regulations, the UK Financial Conduct Authority, the Financial Industry Regulatory Authority, the Bank of Italy and the European Central Bank); and (iii) the absence of any order, preliminary or permanent injunction or other order preventing the consummation of the Merger. Each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties and (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case, subject to certain qualifications). In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to (x) the absence of a Material Adverse Effect (as defined in the Merger Agreement), (y) the receipt of consent of advisory clients representing at least 87.5% of Base Aggregate Management Fees (as defined in the Merger Agreement) and (z) the continuing effectiveness of the Founders Agreement and TRA Waiver (each as defined below). Consummation of the Merger is not subject to a financing condition.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including with respect to, among other things, the operation of the business of the Company and its subsidiaries prior to the closing, convening and holding the Meeting and, subject to certain customary exceptions, recommending that the Company’s shareholders vote to adopt the Merger Agreement and approve the Merger at the Meeting. In addition, the Merger Agreement contains a customary “no shop” provision that, in general, restricts the Company’s ability to solicit alternative acquisition proposals and to provide non-public information to and engage in discussions or negotiations regarding alternative acquisition proposals, subject to a customary “fiduciary out” exception.

The Merger Agreement contains certain customary termination rights for the Company and Parent. Subject to certain limitations, the Merger Agreement may be terminated by either Parent or the Company if (i) the Merger is not consummated on or before December 31, 2017; (ii) the Merger becomes subject to a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the Merger; (iii) the Required Vote is not obtained following a vote of shareholders taken thereon; (iv) any of the other party’s representations or warranties contained in the Merger Agreement shall be inaccurate, or such party’s covenants or obligations contained in the Merger Agreement shall have been breached, such that the applicable condition to closing would not be satisfied; or (v) a CFIUS Turndown occurs (as defined in the Merger Agreement). In addition, (a) Parent may terminate the Merger Agreement if the Board or the Special Committee has withdrawn or modified the Board Recommendation or failed to reaffirm the Board Recommendation as required under the Merger Agreement or if any other Triggering Event (as defined in the Merger Agreement) shall have occurred, and (b) subject to the Company’s compliance with certain provisions contained in the Merger Agreement, the Company and the Special Committee may terminate the Merger Agreement to enter into an acquisition agreement with respect to a Superior Offer (as defined in the Merger Agreement).

Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Offer, the Company will be required to pay Parent a termination fee of $98,350,000. Upon termination of the Merger Agreement by Parent following the Board’s withdrawal or modification of the Company Board Recommendation based on an Intervening Event (as defined in the Merger Agreement), the Company will be required to pay Parent a termination fee of $131,140,000.

Parent has secured committed equity financing for the entire amount of the purchase price payable under the Merger Agreement and the Founders Agreement from Softbank Group Corp, a corporation incorporated under the laws of Japan (the “Sponsor”), who has agreed to capitalize Parent, subject to the terms and conditions set forth in an equity commitment letter entered into by Sponsor and Parent (the “Equity Commitment Letter”). Further, Sponsor has provided the Company and the Founders (as defined below) with a limited guarantee in favor of the Company and the Founders (the “Guarantee”), (i) guaranteeing all the monetary obligations that may be owed by Parent to the Company and the Founders pursuant to the Merger Agreement and the Founders Agreement, respectively, up to a cap equal to the purchase price under the Merger Agreement and the Founders Agreement plus certain additional amounts for expenses and certain other related payments, and (ii) requiring the Sponsor to comply with certain specified covenants and agreements under the Merger Agreement. The Merger Agreement permits the syndication of a portion of Parent’s equity, subject to certain conditions and limitations; provided that no such syndication will reduce the Sponsor’s obligations under the Equity Commitment Letter or the Guarantee.

The Merger Agreement may not be amended without mutual written consent of the parties (in the case of the Company, acting upon the recommendation of the Special Committee).

The representations, warranties, covenants and agreements of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) on or after December 31, 2014 and prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement; (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or, in the event that the closing occurs, as of the date of the closing, or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties, covenants or agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that the Company files or furnishes with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Founders Agreement

On February 14, 2017, concurrently with the entry into the Merger Agreement, Parent entered into a Founders Agreement (the “Founders Agreement”) with the Company, FIG Corp., a Delaware corporation and a subsidiary of the Company, FIG Asset Co. LLC, a Delaware limited liability company and a subsidiary of the Company (together with FIG Corp., the “Buyers”), Randal Nardone, Principal, Chief Executive Officer and Director of the Company, Wesley Edens, Principal and Co-Chairman of the Company, and Peter Briger, Principal and Co-Chairman of the Company (each, a “Founder”), and their related parties that own FOG Units (as defined below) (collectively with the Founders, the “Sellers”), pursuant to which, among other things, the Buyers will purchase from the Sellers 100% of the common limited partnership units that are not already owned by the Company and its subsidiaries of each of Fortress Operating Entity I LP, FOE II (NEW) LP and Principal Holdings I LP, the limited partnerships through which the Company conducts its business (collectively, the “Fortress Operating Group”), which units (together with Class B Shares of the Company), are exchangeable into Class A Shares of the Company (the “FOG Units”).

At the closing of the transactions contemplated by the Founders Agreement (the “Founders Closing”), which is to occur substantially concurrently with the closing of the Merger, each FOG Unit will be acquired from the Sellers in exchange for $8.08 in cash, subject to reduction for, among other things, certain tax distributions made to the Sellers with respect to their FOG Units.

Each Seller will place 50% of the after-tax proceeds from the sale of its FOG Units into escrow at the Founders Closing. Eighty percent (80%) of the escrowed amount will be released to the applicable Seller upon the fourth anniversary of the Founders Closing, and the remaining escrowed amount will be released to the applicable Seller upon the fifth anniversary of the Founders Closing. If, prior to the applicable release date, (i) the Founders employment is terminated by the Company for any reason, (ii) Founder resigns for “good reason” (as defined in the Founders Agreement) or (iii) the Founder’s employment is terminated due to death or disability (each, an “Early Release Event”), the escrowed proceeds will be released to the applicable Seller. If, prior to the applicable release date, the applicable Founder’s employment is terminated by the Founder for any reason other than due to a resignation with “good reason” or the Founder’s death or disability, the escrowed proceeds will be forfeited to Parent. Each Seller is also required to retain investments in Company vehicles and certain other agreed investments equal to 90% of its existing investments until the earlier of the fourth anniversary of the Founders Closing or upon an Early Release Event. These escrowed proceeds and retained investments will be invested in funds and investment vehicles of the Company or Sponsor, or in stock of Sponsor.

The Sellers have made customary representations and warranties in the Founders Agreement and have agreed to be personally liable to Parent or Merger Sub, in an amount up to the aggregate proceeds received by any Seller under the Founders Agreement, for certain losses. The Founders have also agreed to covenants regarding non-competition, non-solicitation of employees and non-solicitation of investors for a period of 24 months after termination of employment. From and after the Founders Closing, each Founder will have the right to sit on the post-closing Board so long as he is employed by the Company or its subsidiaries, and the Board’s compensation committee must include at least two Founders.

Consummation of the Founders Closing is subject to certain conditions, including, without limitation, (i) the satisfaction of the conditions to the Merger or the waiver of such conditions by the applicable parties thereto; (ii) the absence of a temporary order, preliminary or permanent injunction or other order or legal requirements preventing the consummation of the Founders Closing; (iii) the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the Founders Agreement (in each case, subject to certain qualifications); and (iv) the effectiveness of the Escrow Agreements (as defined in the Founders Agreement), the TRA Waiver (as defined below) and the amendment of the PCP described herein.

The Founders Agreement may not be amended without mutual written consent of the parties and, if prior to the Founders Closing, approval of the Special Committee. The Founders Agreement automatically terminates upon termination of the Merger Agreement or by mutual written consent of the parties and the Special Committee.

The foregoing summary of the Founders Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Founders Agreement filed as Exhibit 2.2 hereto and incorporated herein by reference.

Support Agreements

In connection with entering into the Merger Agreement, on February 14, 2017, Parent entered into a Voting and Support Agreement (each, a “Support Agreement”) with each Founder and his related parties that own voting shares of the Company (collectively, the “Supporting Members”). The Support Agreements generally require that the Supporting Members vote their Covered Securities (as defined in the Support Agreement) of the Company that represent, in the aggregate, 34.99% of the total voting power of the Company, in favor of the adoption of the Merger Agreement and against any competing acquisition proposals, and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, in each case subject to the limitations set forth in the Support Agreements.

Subject to certain exceptions, the Support Agreements prohibit transfers by the Supporting Members of any of their Covered Securities prior to the termination of the Support Agreement and other actions that would impair their ability to fulfill their obligations under the Support Agreements.

The foregoing summary of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Support Agreements, respectively, filed as Exhibits 99.1, 99.2 and 99.3 hereto and incorporated herein by reference.

TRA Waiver

Under the existing tax receivables agreement (the “TRA”) between the Founders, FIG Corp., a Delaware corporation and a subsidiary of the Company (“FIG Corp”), and certain other parties, the Founders are entitled to receive certain payments from FIG Corp. equal to a percentage of the future tax benefits that FIG Corp. realizes as a result of certain transactions, including the Founders’ exchange of FOG Units for Class A shares of the Company. In connection with entering into the Merger Agreement, on February 14, 2017, FIG Corp. entered into a Waiver Agreement (the “TRA Waiver”) with certain other subsidiaries of the Company and the Founders, effective as of and subject to the occurrence of the Founders Closing, pursuant to which the Founders waive their rights to receive any payments under the TRA arising out of the transactions contemplated by the Founders Agreement and other transactions occurring after February 14, 2017. Under the TRA Waiver, the Founders will also agree to amend certain key tax assumptions that affect the timing and amount of future payments to be received by the Founders with respect to transactions that occur prior to the Founders Closing (“Pre-Transaction Exchanges”). Subject to those amendments, future payments under the TRA attributable to Pre-Transaction Exchanges will generally continue to be contingent on FIG Corp. having sufficient future operating income to utilize the applicable tax benefits. In addition, under the TRA Waiver, the aggregate amount of a Founder’s future payments under the tax receivables agreement will be capped at such Founder’s pro rata share of the liability for such payments recorded on the Company’s audited consolidated financial statements for the year ending December 31, 2016. The waivers and amendments provided for in the TRA Waiver will generally have the effect of reducing and/or deferring the payments to which the Founders would otherwise have been entitled under the TRA.

The foregoing summary of the TRA Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Waiver, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment, Non-Competition, and Non-Solicitation Agreements

In connection with their execution of the Founders Agreement, each of the Founders entered into an Amended and Restatement Employment, Non-Competition, and Non-Solicitation Agreement (the “Employment Agreements”) with FIG LLC, an operating subsidiary of the Company (the “Employer”). The Employment Agreements will become effective on and subject to the Founders Closing and will have an initial five-year term and provide that each Founder will serve as a Principal of the Employer, with duties consistent with those he presently has, and as a director and officer of the Company, FIG and their subsidiaries.

The Employment Agreements provide each Founder with an annual base salary of $200,000. The Employment Agreements also provide that the Founders will generally continue to receive certain benefits on a basis consistent with those provided to them immediately prior to the Founders Closing. Upon a Founder’s termination of employment by the Employer without “cause” or a Founder’s resignation for “good reason” (each as defined in the Founders Agreement), the Founder is entitled to receive a lump sum severance benefit equal to three times the Founder’s then-current base salary, subject to execution of a release of claims. The Founders are also subject to post-termination restrictive covenants including the non-competition and non-solicitation obligations set forth in the Founders Agreement (as described above).

The foregoing summary of the Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Employment Agreements, respectively, filed as Exhibits 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Second Amended and Restated Fortress Investment Group LLC Principal Compensation Plan

In connection with entering into the Founders Agreement, the Second Amended and Restated Fortress Investment Group LLC Principal Compensation Plan (the “PCP”) was further amended and restated, effective as of and subject to the Founders Closing, to make certain clarifying and conforming changes.

Under the PCP, the Founders will continue to receive annual payments based on their respective success in raising and investing new and existing funds and the performance of the Fortress funds during a given fiscal year and, for the credit hedge fund business, on the performance of the existing assets under management (“AUM”) of Fortress’s flagship hedge funds during a given year (“Performance Payments”). Performance Payments will be calculated using existing formulas (e.g., 20% of the fund management distributable earnings of new assets under management in new businesses) and payable as cash distributions in respect of equity interests that the Founders hold in the Fortress Operating Group.

Upon a Founder’s termination without “cause” or resignation for “good reason” (each as defined in the Founders Agreement), or termination due to his death or disability, the Founder will be entitled to certain payments to which he otherwise would have been entitled under the PCP for the full year in which he was terminated, subject to execution of a release of claims. In addition, following any termination, a Founder will be entitled to receive and retain his vested equity interests granted in respect of incentive fees on private equity funds.

The foregoing summary of the PCP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PCP, filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2017, the Board, having determined that it was in the best interests of the Company and its shareholders to amend the Company’s Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), approved an amendment to the LLC Agreement (the “Amendment”).

The Amendment amends and restates Section 12.8 of the LLC Agreement, providing that the Court of Chancery of the State of Delaware will be the exclusive forum for any action, claim or proceeding arising out of or relating to the LLC Agreement, the Company or its business or affairs.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On February 14, 2017, the Company, Sponsor and Parent issued a joint press release announcing that they entered into the foregoing transactions. A copy of the joint press release is filed as Exhibit 99.4 hereto and incorporated by reference.

On February 14, 2017, the Company also distributed the communications attached hereto as Exhibits 99.5 and 99.6, which are incorporated herein by reference.

Important Additional Information

In connection with the proposed merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE

MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE OR FURNISH WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed or furnished by the Company with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Public Shareholders section of its website at www.fortress.com or by contacting Investor Relations.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2016, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 25, 2016. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Public Shareholders section of its website at www.fortress.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs as of the date of this report regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Numerous factors could cause actual events to differ from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. Such factors include but are not limited to the following: (1) the Company may be unable to obtain shareholder approval as required for the Merger; (2) conditions to the closing of the Merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the Merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the Merger; (5) the outcome of any legal proceedings related to the Merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of the Company’s funds; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (9) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all; and (10) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those expressed or implied in any forward-looking statements.

Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report, and you should not regard any forward-looking statement as a representation by the Company or any other person that the future plans, estimates or expectations currently contemplated by the Company will be achieved. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this Current Report. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated February 14, 2017, by and among SB Foundation Holdings LP, Foundation Acquisition LLC, and Fortress Investment Group LLC.

2.2*	Founders Agreement, dated February 14, 2017, by and among SB Foundation Holdings LP, Fortress Investment Group LLC , FIG Corp., FIG Asset Co. LLC, Randal Nardone, Wesley Edens and Peter Briger.

3.1	Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Fortress Investment Group LLC.

10.1	Waiver Agreement, dated February 14, 2017, by and between FIG Corp., FIG Asset Co. LLC, Randal Nardone, Wesley Edens, Peter Briger and the other parties thereto.

10.2	Amended and Restatement Employment, Non-Competition, and Non-Solicitation Agreement, dated February 14, 2017, by and between FIG and Randal Nardone.

10.3	Amended and Restatement Employment, Non-Competition, and Non-Solicitation Agreement, dated February 14, 2017, by and between FIG and Wesley Edens.

10.4	Amended and Restatement Employment, Non-Competition, and Non-Solicitation Agreement, dated February 14, 2017, by and between FIG and Peter Briger.

10.5	Second Amended and Restated Fortress Investment Group LLC Principal Compensation Plan.

99.1	Voting and Support Agreement, dated February 14, 2017, by and between SB Foundation Holdings LP and Randal Nardone.

99.2	Voting and Support Agreement, dated February 14, 2017, by and between SB Foundation Holdings LP and Wesley Edens.

99.3	Voting and Support Agreement, dated February 14, 2017, by and between SB Foundation Holdings LP and Peter Briger.

99.4	Joint Press Release, dated February 14, 2017 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 14, 2017 (File No. 001-33294), Exhibit 99.1).

99.5	Email to Fortress Employees, dated February 14, 2017 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 14, 2017 (File No. 001-33294), Exhibit 99.2).

99.6	Letter to Fortress Fund Investors, dated February 14, 2017 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 14, 2017 (File No. 001-33294), Exhibit 99.3).

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement and Founders Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC

(Registrant)

By:	/s/ David N. Brooks
David N. Brooks
General Counsel

Date: February 15, 2017

EXHIBIT INDEX

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated February 14, 2017, by and among SB Foundation Holdings LP, Foundation Acquisition LLC, and Fortress Investment Group LLC.

2.2*	Founders Agreement, dated February 14, 2017, by and among SB Foundation Holdings LP, Fortress Investment Group LLC , FIG Corp., FIG Asset Co. LLC, Randal Nardone, Wesley Edens and Peter Briger.

3.1	Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Fortress Investment Group LLC.

10.1	Waiver Agreement, dated February 14, 2017, by and between FIG Corp., FIG Asset Co. LLC, Randal Nardone, Wesley Edens, Peter Briger and the other parties thereto.

10.2	Amended and Restatement Employment, Non-Competition, and Non-Solicitation Agreement, dated February 14, 2017, by and between FIG and Randal Nardone.

10.3	Amended and Restatement Employment, Non-Competition, and Non-Solicitation Agreement, dated February 14, 2017, by and between FIG and Wesley Edens.

10.4	Amended and Restatement Employment, Non-Competition, and Non-Solicitation Agreement, dated February 14, 2017, by and between FIG and Peter Briger.

10.5	Second Amended and Restated Fortress Investment Group LLC Principal Compensation Plan.

99.1	Voting and Support Agreement, dated February 14, 2017, by and between SB Foundation Holdings LP and Randal Nardone.

99.2	Voting and Support Agreement, dated February 14, 2017, by and between SB Foundation Holdings LP and Wesley Edens.

99.3	Voting and Support Agreement, dated February 14, 2017, by and between SB Foundation Holdings LP and Peter Briger.

99.4	Joint Press Release, dated February 14, 2017 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 14, 2017 (File No. 001-33294), Exhibit 99.1).

99.5	Email to Fortress Employees, dated February 14, 2017 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 14, 2017 (File No. 001-33294), Exhibit 99.2).

99.6	Letter to Fortress Fund Investors, dated February 14, 2017 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 14, 2017 (File No. 001-33294), Exhibit 99.3).

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement and Founders Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request.